RESTRICTED STOCK AWARD AGREEMENT
UNDER THE GUIDEWIRE SOFTWARE, INC.
AMENDED AND RESTATED 2020 STOCK PLAN
Name of Grantee:
No. of Shares:
Grant Date:
Pursuant to the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan (the “Plan”) as amended through the date hereof, Guidewire Software, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.
1.Award. The shares of Restricted Stock awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The Grantee shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.
2.Restrictions and Conditions.
(a)Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.
(b)Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
(c)If the Grantee’s employment with the Company or a Subsidiary is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.
3.Vesting of Restricted Stock. [Subject to any Company leave of absence policy in effect, t] [T]he restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee continues to be employed with the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
Notwithstanding anything in this Agreement to the contrary, in the case of a Sale Event, the shares of Restricted Stock shall be treated as provided in Section 3(c) of the Plan[ provided; however that the shares of Restricted Stock shall be subject to any executive agreement by and between the Grantee and the Company, as applicable (the “Executive Agreement”)].
Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3 in circumstances involving the Grantee’s death or disability.
4.Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Grantee.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
7.Tax Withholding. Regardless of any action that the Company, the Grantee’s actual employer or any parent, Subsidiary or affiliate to which the Grantee provides service if the Grantee is a Consultant (collectively, the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including, without limitation, the grant or vesting of the Restricted Stock, the subsequent sale of the shares of Stock, and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. The Grantee shall not make any claim against the Company or its Board, officers or employees related to Tax-Related Items arising from the Restricted Stock or the Grantee’s other compensation. Furthermore, if the Grantee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
        Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    payment by the Grantee to the Company and/or Employer; or
(b)    withholding from the Grantee’s wages or other cash compensation paid to him or her by the Company and/or the Employer; or
(c)    withholding from proceeds of the sale of shares of Stock, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization).
        To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, the Grantee is deemed, for tax purposes, to have been issued the full number of shares of Restricted Stock, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.
Finally, the Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.
8.Clawback Acknowledgements.
(a)The Grantee agrees that this Agreement and the Award hereunder are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Administrator and as in effect from time to time, including, without limitation, the Company’s Compensation Recovery Policy, as amended and/or restated from time to time (the “Clawback Policy”) and the Company’s Supplemental Recovery Policy, as amended and/or restated from time to time (the “Supplemental Clawback Policy”); and (ii) applicable law.
(b)In consideration of this Award, the Grantee further agrees that all Incentive-Based Compensation (as defined in the Clawback Policy and Supplemental Clawback Policy, as applicable) received by the Grantee after the Effective Date (as defined in the Clawback Policy and the Supplemental Clawback Policy, as applicable) is subject to recovery pursuant to the Clawback Policy and/or the Supplemental Clawback Policy, as applicable.
(c)The Grantee agrees that the Grantee is not entitled to indemnification for any recovery pursuant to the Clawback Policy and/or the Supplemental Clawback Policy, as applicable, and, to the extent any agreement or organizational document purports to provide otherwise, the Grantee hereby irrevocably agrees to forego such indemnification.

(d)The Grantee agrees to take all required action in a reasonably prompt manner, as applicable, to enable any reduction, cancellation, forfeiture or recoupment of this Award and any other Incentive-Based Compensation in order to enable the enforcement of the Clawback Policy, Supplemental Clawback Policy and applicable law.
(e)The Grantee has received and has had an opportunity to review the Plan, the Clawback Policy and the Supplemental Clawback Policy.
9.Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.
10.No Obligation to Continue Employment or Other Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in an employment or any other Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s employment or any other Service Relationship with the Company or a Subsidiary at any time.
11.Integration. This Agreement [and the Executive Agreement] constitute[s] the entire agreement[s] between the parties with respect to this Award and supersede[s] all prior agreements and discussions between the parties concerning such subject matter.
12.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
13.Notices. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation (or other overnight courier service approved by the Company), with shipping charges prepaid or (iv) the date on which an electronic notification is received. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company in accordance with this Paragraph .
Guidewire Software, Inc.
By:
    Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.
Dated:
Grantee’s Signature

Grantee’s name and address:

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